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                                                          SCHEDULE V

                                                         UTILITY PLANT

                                    FOR THE YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

                                                    (Thousands of Dollars)


                                                             ADDITIONS
                                                              TO COSTS
                                        BALANCE AT              AND                              OTHER CHANGES           BALANCE
DESCRIPTION                              JANUARY 1            EXPENSES         RETIREMENTS        ADD (DEDUCT)         DECEMBER 31,
- -----------                             ----------           ---------         -----------       -------------         ------------

Distribution                            $3,525,916            $176,216           $  20,077            $   (865)         $3,681,190
Transmission                               672,126              66,443               1,549              (3,543)            733,477
Storage                                    476,586              18,993               2,019                                 493,560
General (1)                                340,999              47,439               5,246                                 383,192
Construction work in progress              116,297               2,494                                                     118,791
Other                                        5,077               2,854                                   4,408              12,339
                                        ----------            --------           ---------            --------          ----------
     Total                              $5,137,001            $314,439           $  28,891              $    -          $5,422,549
                                        ----------            --------           ---------            --------          ----------
                                        ----------            --------           ---------            --------          ----------

1992
- ----

Distribution                            $3,339,567            $204,300           $  17,835            $   (116)         $3,525,916
Transmission                               659,277              17,357               3,864                (644)            672,126
Storage                                    458,291              21,615               3,320                   -             476,586
General (1)                                304,647              50,768               6,682              (7,734)(2)         340,999
Construction work in progress               78,766              37,531                                                     116,297
Other                                        2,705               1,838                 226                 760               5,077
                                        ----------            --------           ---------            --------          ----------
     Total                              $4,843,253            $333,409           $  31,927            $ (7,734)         $5,137,001
                                        ----------            --------           ---------            --------          ----------
                                        ----------            --------           ---------            --------          ----------
1991
- ----

Distribution                            $3,162,951            $194,946           $  15,679            $ (2,651)        $ 3,339,567
Transmission                               619,147              44,135               2,079              (1,926)            659,277
Storage                                    446,377              14,404               2,490                   -             458,291
General (1)                                255,128              55,514               8,357               2,362             304,647
Construction work in progress               78,615                 151                                                      78,766
Other                                        2,573                  32                                     100               2,705
                                        ----------            --------           ---------            --------         -----------
     Total                              $4,564,791            $309,182           $  28,605            $ (2,115)        $ 4,843,253
                                        ----------            --------           ---------            --------         -----------
                                        ----------            --------           ---------            --------         -----------

Note: (1) General includes automotive, construction and certain miscellaneous equipment.
      (2) Capital disallowances of costs associated with new leased office space.
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